Exhibit 99.2



                          UNITED STATES DISTRICT COURT
                            DISTRICT OF MASSACHUSETTS

___________________________________

Securities and Exchange Commission,

                                        :
                          Plaintiff,    :
                                        :
                                        :
                  v.                    :
                                        :
                                        :  Civil Action No.
JUSTIN M. SCOTT and                     :  03-12082-EFH (D. Mass.)
OMID KAMSHAD,                           :
                                        :
                                        :  JURY TRIAL DEMANDED
                         Defendants.    :
                                        :
___________________________________


                                    COMPLAINT

Plaintiff Securities and Exchange Commission (the "Commission") alleges:

                                     Summary

1. This is an enforcement action against Defendants Justin M. Scott and Omid Kamshad for engaging in egregious and undisclosed short-term trading of mutual funds in their personal accounts, including funds over which they exercised investment authority. Defendants Scott and Kamshad were senior investment executives and portfolio managers for Putnam Investment Management, LLC ("Putnam"), investment adviser to the Putnam Family of Funds. It has long been recognized that excessive short-term trading in mutual funds is harmful to the funds and its shareholders, who generally place money in mutual funds as a long-term investment.

2. Nonetheless, Scott and Kamshad repeatedly engaged in potentially self-dealing short-term trading of mutual fund shares in their personal accounts. As senior investment executives and portfolio managers, Scott and Kamshad had access to non-public information regarding, among other things, current portfolio holdings, valuations and transactions not readily available to all fund shareholders. Both engaged in a scheme to defraud Putnam mutual funds and their shareholders by trading against the interests of the funds and their shareholders and both engaged in a course of conduct in which they failed to disclose their potentially self-dealing trades to fund boards and to fund shareholders to whom they owed fiduciary duties. It was not until October 24, 2003, that Putnam disclosed that certain employees, including Scott and Kamshad, "had engaged in improper short-term trading activity," and that "those investment professionals . . . are no longer managing money at Putnam."

3. By engaging in the activities alleged in this Complaint, Scott and Kamshad engaged in acts, practices and courses of business that constitute violations of Sections 206(1) and (2) of the Investment Advisers Act of 1940 ("Advisers Act) [15 U.S.C. ss.ss. 80b-6 (1)].
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4. Unless restrained and enjoined, Defendants Scott and Kamshad will continue to engage in acts, practices, and courses of business as set forth in this Complaint or in acts, practices, and courses of business of similar object and purpose. Accordingly, the Commission seeks: (i) entry of a permanent injunction prohibiting them from further violations of the relevant provisions of the federal securities laws; (ii) disgorgement of all ill-gotten gains, plus prejudgment interest thereon; (iii) the imposition of a civil monetary penalty due to the egregious nature of their violations; and (iv) other equitable relief.

                                  Jurisdiction

5. This Court has jurisdiction over this action pursuant to Section 209 of the Advisers Act [15 U.S.C. ss. 80b-9]. The acts and transactions constituting violations occurred primarily within the District of Massachusetts.

6. Defendants, directly or indirectly, made use of the means and instrumentalities of interstate commerce, and of the mails, in connection with the acts, practices and courses of business alleged herein.

7. The Commission brings this action pursuant to the enforcement authority conferred upon it by Section 209 of the Advisers Act [15 U.S.C. ss. 80b-9].

                                   Defendants

8. Justin M. Scott, age 46, joined Putnam in 1988. Scott was managing director and chief investment officer of the International Equities Group for Putnam. Previously, he was an executive director and portfolio manager with Lazard Investors in London, England from 1981 to 1988. Scott is a resident of Marblehead, Massachusetts.

9. Omid Kamshad, age 41, joined Putnam in 1996. During the relevant time period, he served as managing director and chief investment officer of the International Core Equity Group for Putnam. Before joining Putnam, Kamshad worked at a number of investment firms as a portfolio manager and director of European equities. Kamshad is a resident of Weston, Massachusetts.

                                  Related Party

10. Putnam Investment Management LLC (Commission file No. 801-7974), a Massachusetts Business Trust registered in 1971, is an indirect wholly-owned subsidiary of Putnam Investment Management Trust, which is an indirect wholly-owned subsidiary of Marsh & McLennan Companies, Inc. ("MMCI"). MMCI is a publicly-owned holding company traded on the New York Stock Exchange, whose operating subsidiaries are international insurance brokers, investment managers, and management consultants. Putnam Investment Management LLC is the investment adviser for the Putnam Family of Funds and is the sub-adviser to 38unaffiliated institutional portfolios. As of September 30, 2003, Putnam managed approximately $272 billion.

                                   BACKGROUND
Mutual Funds

11. In recent years, millions of Americans have chosen to invest in mutual funds as a primary method of saving for education, retirement, and other financial goals. According to the Investment Company Institute, an industry association, as of 2002, an estimated 95 million individuals -- approximately half of all U.S. households -- owned mutual funds shares. These individuals owned approximately 75% of all mutual fund assets while the remaining 25% was owned by institutional investors (such as pension funds) and fiduciaries (such as banks, trustees, guardians and administrators). Between 1998 and 2002, annual new net cash flow to mutual funds ranged from $75 billion to $505 billion. As of 2002, the total value of mutual fund assets was approximately $6.4 trillion.

12. A mutual fund is a investment company that pools money from many investors and invests the money in stocks, bonds, short-term money-market instruments, or other securities. Shareholders purchase mutual fund shares from the fund itself (or through a broker for the fund), but are not able to purchase the shares from other shareholders on a secondary market, such as the New York Stock Exchange or Nasdaq Stock Market. The price shareholders pay for mutual fund shares is the fund's per share net asset value ("NAV"), calculated based on the market value of the securities in the fund's portfolio, plus any shareholder fees that the fund imposes at purchase (such as sales loads). Mutual fund shares are "redeemable," meaning that when mutual fund shareholders want to sell their fund shares, they sell them back to the fund (or to a broker acting for the fund) at the fund's NAV, minus any fees the fund imposes at that time (such as deferred sales loads or redemption fees).

13. The investment portfolios of mutual funds are managed by separate entities known as "investment advisers" that are registered with the Commission. A fund's investment adviser generally employs portfolio managers, who have discretion to buy and sell securities in the fund's portfolio. Portfolio managers must make investment decisions in accordance with the fund's objectives as stated in the fund's prospectus and cannot make investment decisions that are in their own interests rather than in the interests of the fund's shareholders. Portfolio managers, as investment advisers, owe a fiduciary duty to fund shareholders of utmost good faith, and full and fair disclosure of all material facts.

Excessive Short-Term Trading

14. Excessive short-term trading in mutual funds can be detrimental to long-term shareholders in those funds. Such trading can dilute the value of mutual fund shares to the extent that a trader may buy and sell shares rapidly and repeatedly to take advantage of inefficiencies in the way mutual funds prices are determined. Dilution could occur if fund shares are overpriced and redeeming shareholders receive proceeds based on the overvalued shares. In addition, short-term trading can raise transaction costs for the fund, it can disrupt the fund's stated portfolio management strategy, require a fund to maintain an elevated cash position, and result in lost opportunity costs and forced liquidations. Short-term trading can also result in unwanted taxable capital gains for fund shareholders and reduce the fund's long-term performance. In short, while individual shareholders may profit from engaging in short-term trading of mutual fund shares, the costs associated with such trading are borne by all fund shareholders. Consequently, investment advisers often maintain policies and procedures to detect and prevent market timing and other short-term trading.

Short-Term Trading by Putnam Employees

15. Beginning in at least 1998, Justin M. Scott, managing director and chief investment officer of Putnam's International Equities Group, and Omid Kamshad, managing director and chief investment officer of Putnam's International Core Equity Group, engaged in repeated short-term trading of Putnam mutual funds in their personal accounts. Scott's trading continued until at least mid-2000; Kamshad's trading continued into 2003. Both Scott and Kamshad engaged in short-term trading in their personal accounts of mutual funds over which they had investment decision-making responsibility and about which they had access to non-public information regarding, among other things, current portfolio holdings, valuations and transactions not readily available to all fund shareholders.

16. Until 2000, Scott's and Kamshad's short-term trading went unchecked by Putnam altogether, which had minimal controls in place to detect and deter such trading. Even after Putnam imposed some controls on employee trading in 2001, Kamshad continued to make short-term exchanges.

17. Neither Scott nor Kamshad ever disclosed to fund boards or to fund shareholders that they were engaging in potentially self-dealing, short-term trading of Putnam funds in their personal accounts.

18. On or about October 24, 2003, Putnam issued a press release disclosing the employee trading for the first time. That release stated that Putnam was aware of:

      . . . short-term trading activity by a small number of our own employees which we had detected in 2000. Some of this activity appears to have been market timing. In some cases, the activity involved investment professionals trading in funds under their supervision . . . .

Omid Kamshad's Short-Term Trading

19. Kamshad was chief investment officer for international equity at Putnam since early 2002. During the relevant time period, he was a portfolio manager for at least seven mutual funds whose portfolios contained international securities. By virtue of his position at Putnam, Kamshad had access to non-public information regarding, among other things, current portfolio holdings, valuations and transactions not readily available to all fund shareholders.

20. Between 1998 and 2003, Kamshad engaged in at least 38 "round trip" trades of Putnam funds, including at least four funds he participated in managing.1 In these "round trip" trades, Kamshad sold shares an average of only 13 trading days after purchasing shares in a fund and often sold shares only three or fewer trading days after purchases. As a result of his short-term trading, Kamshad realized hundreds of thousands of dollars in gains. Kamshad typically traded hundreds of thousands of dollars worth of fund shares, and on at least one occasion, the value of his short-term trade exceeded $1 million.
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21. In January 2000, senior Putnam executives learned of "large and frequent movement" of Putnam funds by Kamshad, who at the time served as lead portfolio manager on Putnam's International Equity and Europe Equity funds. At that time, Kamshad's trading came to the attention of senior managers in Putnam's retirement plan group. On January 25, 2000, the director of Putnam's employee relations and staffing unit discussed with Kamshad his frequent trading, and Kamshad said he would cease that type and level of activity. On February 18, 2000, the director issued a memorandum to the file confirming this conversation.

22. Following this discussion, Kamshad continued to engage in short-term trading in Putnam funds. Between February and April 2000, Kamshad made at least nine more round trip trades.

23. Subsequently, in mid-2000, a senior executive at Putnam held a meeting with investment professionals in which he stated that Putnam employees must not engage in short-term trading in Putnam funds and told them that their trading must be beyond reproach. Kamshad, like other Putnam portfolio managers, attended this meeting.

24. Despite the admonitions delivered at that meeting, Kamshad again continued to engage in short-term trading. Between August 2000 and September 2000, he made seven more round trip trades. As recently as March 2003, Kamshad purchased more than $850,000 worth of shares in Europe Equity, a fund on which he was the lead manager. Four trading days later, he sold Europe Equity shares, garnering a profit of more than $79,000. In total, Kamshad engaged in at least 20 short-term round trip trades after he was warned about his conduct.

Justin M. Scott's Short-Term Trading

25. Scott was chief investment officer of the international equities group at Putnam. During the relevant time period, he was a portfolio manager for at least five mutual funds whose portfolios contained international securities. By virtue of his position at Putnam, Scott had access to non-public information regarding, among other things, current portfolio holdings, valuations and transactions not readily available to all fund shareholders.

26. Between 1998 and 2000, Scott engaged in approximately 35 round trip trades in Putnam funds, including funds he participated in managing. In 2000 alone, Scott engaged in at least 12 trades in which he bought and sold mutual fund shares on consecutive days. As a result of his short-term trading, Scott realized hundreds of thousands of dollars in gains. Scott often traded millions of dollars worth of mutual fund shares.

27. On February 18, 2000, Scott, a superior to Kamshad, was copied on a memorandum regarding Kamshad's short-term trading. The memorandum, which addresses the warning given to Kamshad in January 2000, makes clear that short-term trading in large amounts was "inconsistent with our tolerances for standard mutual fund clients." Indeed, as of March 2000, Putnam's Intranet advised employees, among other things, that "[excessive exchanges by a relatively small number of individuals among a number of Putnam's funds have had a detrimental effect on the long-term shareholders of those funds."

28. Nonetheless, Scott continued to engage in short term trades. Between March and May of 2000, Scott made more than 20 round trip trades, including 10 "next day" round trip trades of Putnam funds in his personal accounts.

Putnam Lacks Controls Dedicated to Detecting and Deterring Short-Term Trading By Employees

29. Although Putnam engaged in some efforts to detect and deter short term trading in its complex of funds, these efforts failed to prevent its own employees from engaging in short-term trading in Putnam funds.

30. In 1999, Putnam set up a staff of market timing analysts responsible for monitoring and preventing short-term trading activity at Putnam. This department, colloquially referred to as the "market timing police," was typically staffed by two or three analysts. The market timing police relied on several "screens" that were intended to analyze trading activity and alert Putnam to possible market timing activity.

31. Until 2000, however, there were minimal controls against short-term trading by Putnam's own employees in their Putnam retirement or compensation plans. In particular, there were little or no direct controls dedicated to preventing market timing by investment professionals in funds over which they had management responsibility. Even after 2000, Putnam's system for detecting and preventing market timing by its own employees was fundamentally flawed because it only monitored for market timing during one quarter of a given year, leaving more than nine months of every calendar year without any monitoring whatsoever.

32. In April 2002 -- two years after first learning of market timing by investment professionals in funds they helped manage -- Putnam amended its Adviser Code of Ethics to include a prohibition on employee market timing of Putnam funds. At no time, even after amending its Code of Ethics, did Putnam disclose the employee market timing to fund boards or to fund shareholders, until the October 2003 press release described above.

33. Until October 2003, no disciplinary action was taken against any employee for engaging in market timing or other short-term trading. Until October 2003, Putnam and its portfolio managers did not inform fund boards or fund shareholders of the improper employee trading.

                                   FIRST CLAIM

   Violations of Section 206(1) and (2) of the Advisers Act Against Defendant
                                    Kamshad

34. The allegations set forth in Paragraphs 1-33 above are hereby realleged and incorporated by reference herein.

35. Defendant Kamshad acted as an investment adviser to the Putnam funds over which he had investment responsibility. For compensation, he engaged in the business of advising those Putnam mutual funds and their shareholders, directly and through publications and writings, as to the value of securities and as to the advisability of investing in, purchasing, or selling securities.

36. Between at least 1998 and October 2003, Defendant Kamshad, by the use of the mails or any means or instrumentality of interstate commerce, directly or indirectly: (1) with the intent to deceive, manipulate or defraud, employed devices, schemes, or artifices to defraud a client or prospective client; and
(2) engaged in transactions, practices, or courses of business which operated as a fraud or deceit upon a client or prospective client.

37. By reason of the foregoing, Defendant Kamshad violated Sections 206(1) and 206(2) of the Advisers Act.

                                  SECOND CLAIM

   Violations of Section 206(1) and (2) of the Advisers Act Against Defendant
                                      Scott

38. The allegations set forth in Paragraphs 1-33 above are hereby realleged and incorporated by reference herein.

39. Defendant Scott acted as an investment adviser to the Putnam mutual funds over which he had investment responsibility. For compensation, he engaged in the business of advising those Putnam mutual funds and their shareholders, directly and through publications and writings, as to the value of securities and as to the advisability of investing in, purchasing, or selling securities.

40. Between at least 1998 and October 2003, Defendant Scott, by the use of the mails or any means or instrumentality of interstate commerce, directly or indirectly: (1) with the intent to deceive, manipulate or defraud, employed devices, schemes, or artifices to defraud a client or prospective client; and
(2) engaged in transactions, practices, or courses of business which operated as a fraud or deceit upon a client or prospective client.

41. By reason of the foregoing, Defendant Scott violated Sections 206(1) and 206(2) of the Advisers Act.

                                PRAYER FOR RELIEF

WHEREFORE, the Commission respectfully requests that this Court:

                                       I.

Issue a Final Judgment of Permanent Injunction permanently restraining and enjoining Defendants Kamshad and Scott and their officers, agents, servants, employees, and attorneys, and all persons in active concert or participation, and each of them who receive actual notice of the Final Judgement by personal service or otherwise, from violating or aiding and abetting violations of Sections 206(1) and (2) of the Advisers Act [15 U.S.C. ss.ss. 80b-6 (1)].

                                       II.

Issue an Order requiring each of Defendant Kamshad and Defendant Scott to disgorge all ill-gotten gains, plus prejudgment interest thereon.

                                      III.

Issue an Order requiring each of Defendant Kamshad and Defendant Scott to pay a civil penalty in an appropriate amount pursuant to Section 209(e) of the Advisers Act [15 U.S.C. ss. 80b-9 (e)].

                                       IV.

Grant such other relief as this Court deems just and appropriate under the circumstances.

                                        Respectfully submitted,


                                        /s/_________________
                                        JUAN MARCEL MARCELINO
                                        District Administrator

                                        David P. Bergers
                                        Associate District Administrator

                                        Martin F. Healey (BBO # 544045)
                                        Assistant District Administrator

                                        Ian D. Roffman (BBO # 637564)
                                        Senior Trial Counsel

                                        Philip C. Koski
                                        Branch Chief

                                        Attorneys for Plaintiff
                                        SECURITIES AND EXCHANGE COMMISSION
                                        73 Tremont Street, Suite 600
                                        Boston, MA 02108
                                        (617) 424-5900 ext. 119 (Roffman)
                                        (617) 424-5940 fax

Dated: October 28, 2003

Endnote

1 A round trip trade is one in which the shareholder bought and then sold mutual fund shares. The actual number of round trip trades was much larger because Kamshad and Scott often traded in multiple personal accounts on the same days. For example, if Kamshad purchased mutual fund shares and then sold shares two days later, that transaction is alleged herein to be one round trip trade, even though he may have spread the purchase and sale over two or three different personal accounts on those days.